As filed with the Securities and Exchange Commission on December 1, 2005

Registration No. 333

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ASIAINFO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	752506390
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

AsiaInfo Holdings, Inc.

4th Floor, Zhongdian Information Tower

No. 6 Zhongguancun South Street, Haidian District

Beijing 100086, China

Tel: (8610) 8216-6688

(Address of Principal Executive Offices)

ASIAINFO HOLDINGS, INC.

2005 STOCK INCENTIVE PLAN

(Full title of the plan)

Tracy Liu, Manager

AsiaInfo Holdings, Inc.

5201 Great America Parkway, Suite 429

Santa Clara, California 95054

Tel: (408) 970-9788

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Matthew D. Adler, Esq.

DLA Piper Rudnick Gray Cary (UK) LLP

Level 28, Suites 2807 - 2810

Bank of China Tower

200 Yin Cheng Middle Road

Pudong New Area, Shanghai, 200120, China

Tel: (8621) 5037 2726

Fax: (8621) 5037 2268

CALCULATION OF REGISTRATION FEE

TITLE OF CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE		PROPOSED MAXIMUM AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE
Common Stock, $0.01 par value, to be issued under the AsiaInfo Holdings, Inc. 2005 Stock Incentive Plan (the “Plan”)	600,000	$3.88	(2)	$2,328,000	$249

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers any additional shares of Common Stock which become issuable under the Plan by reason of any stock dividend, stock split, recapitalization or similar transaction.
(2)	Computed in accordance with Rule 457(h)(1) based on the average of the high and low prices of the Registrant’s Common Stock as quoted on the Nasdaq National Market on November 29, 2005 of $ 3.88 per share.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of the Registration Statement on Form S-8 are omitted from this filing in accordance with the provisions of Rule 424 under the Securities Act and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference

AsiaInfo Holdings, Inc. (“AsiaInfo”) is subject to the informational and reporting requirements of Section 13(a), 14 and 15 (d) of the Securities Exchange Act of 1934 (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities Exchange Commission (the “Commission”). The following documents filed with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	AsiaInfo’s Annual Report on Form 10-K for the year ended December 31, 2004, filed with the Commission on March 16, 2005.

(b)	AsiaInfo’s Quarterly Reports on Form 10-Q for the quarterly periods ended September 30, 2005, June 30, 2005 and March 31, 2005.

(c)	AsiaInfo’s Current Reports on Form 8-K (except to the extent furnished) filed with the Commission on February 1, 2005, April 8, 2005, April 27, 2005, May 31, 2005 and July 27, 2005, October 11, 2005, October 27, 2005, November 9, 2005, November 17, 2005 and November 18, 2005 and all other reports filed pursuant to Section 13(a) or Section 15(d) of the Exchange Act since December 31, 2004.

(d)	The description of AsiaInfo’s outstanding Common Stock contained in AsiaInfo’s Registration Statement on Form 8-A filed with the Commission on February 28, 2000, under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

The Delaware General Corporation Law permits a corporation to include in its charter documents and in agreements between the corporation and its directors and officers, provisions expanding the scope of indemnification beyond that specifically provided by the current law. AsiaInfo’s Certificate of Incorporation and Bylaws provide for the limitation of liability and indemnification of officers, directors and third parties acting on behalf of AsiaInfo to the fullest extent permitted under the Delaware General Corporation Law.

AsiaInfo has obtained an insurance policy covering directors and officers for claims they might otherwise be required to pay or for which AsiaInfo is required to indemnify them, subject to certain limited exclusions.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling AsiaInfo pursuant to the foregoing provisions, AsiaInfo has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

See Exhibit Index.

Item 9. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (i) and (ii) hereto do not apply if the information required to be included in a post-effective amendment by clauses (i) and (ii) is contained in periodic reports filed with or furnished to the Commission by AsiaInfo pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 1, 2005

ASIAINFO HOLDINGS, INC.

By:	/s/ Ying Han
Ying Han
Chief Financial Officer (duly authorized officer and principal financial officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ying Han, as his or her attorney-in-fact, with full power of substitution, for her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, hereby ratifying and confirming all that the said attorney-in-fact, or her substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James Ding James Ding	Chairman of the Board and Board Member	December 1, 2005

/s/ Steve Zhang Steve Zhang	Chief Executive Officer and Board Member	December 1, 2005

/s/ Bing Yu Bing Yu	Board Member	December 1, 2005

/s/ Yungang Lu Yungang Lu	Board Member	December 1, 2005

/s/ Davin Mackenzie Davin Mackenzie	Board Member	December 1, 2005

/s/ Weiying Zhang Weiying Zhang	Board Member	December 1, 2005

/s/ Edward Tian Edward Tian	Board Member	December 1, 2005

/s/ Tao Long Tao Long	Board member	December 1, 2005

/s/ Tom Manning Tom Manning	Board member	December 1, 2005

/s/ Ying Han Ying Han	Executive Vice President and Chief Financial Officer	December 1, 2005

INDEX TO EXHIBITS

Exhibit Number	Documents

4*	Instrument Defining Rights of Shareholders (Share Certificate and Articles of Incorporation)

5.1	Opinion of DLA Piper Rudnick Gray Cary as to the legality of securities being registered

23.1	Consent of DLA Piper Rudnick Gray Cary (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included in signature page to this Registration Statement)

99**	AsiaInfo Holdings, Inc. 2005 Stock Incentive Plan

*	Incorporated by reference to AsiaInfo’s Registration Statement on Form S-1 (File No. 333-931990), originally filed under the Securities Act with the Commission on December 21, 1999, as amended.
**	Incorporated by reference to AsiaInfo’s Current Report on Form 8-K filed with Commission on April 8, 2005.